UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 13, 2017

ASSOCIATED CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-37387	47-3965991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Center, Rye, NY		10580
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code     (203) 629-9595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

  On October 13, 2017, Associated Capital Group, Inc. ("AC") announced today that the principal balance of the $250 million note issued by GAMCO (the “GAMCO Note”) as part of the Company’s spin-off in November 2015 is currently $50 million, down from $100 million at December 31, 2016.

The company also disclosed that it is evaluating options for the 4.4 million share investment in GAMCO Investors, Inc. (NYSE:GBL) equating to 15% of the Class A and Class B shares outstanding.  The options being considered include:
-	an exchange offer of GAMCO shares for AC shares;
-	issuance of a mandatory exchangeable note;
-	a dividend of GAMCO shares to AC shareholders; or,
-	a sale of GAMCO stock.
The Company is considering these options for any, or all, of its holdings in GAMCO.  No decision has been made at this time, and it is possible that none of these options will be pursued.

Item 9.01	Financial Statements and Exhibits.

  (d) Exhibits

  99.1  AC's Press Release, dated October 13, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Capital Group, Inc.

By: /s/ Douglas R. Jamieson

Douglas R. Jamieson
President and Chief Executive Officer

Date:October 13, 2017
Exhibit Index

Exhibit No.

99.1  AC's Press Release, dated October 13, 2017.